                                                                    Exhibit 25.1


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)


NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)


                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------
                                PPL MONTANA, LLC
               (Exact name of obligor as specified in its charter)


DELAWARE                                                              54-1928759
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

303 NORTH BROADWAY, SUITE 400
BILLINGS, MONTANA                                                          59101
(406) 869-5100
(Address of principal executive offices)                              (Zip Code)


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         $338,000,000 8.903% PASS THROUGH TRUST CERTIFICATES DUE 2020

                     (Title of the indenture securities)

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
                                    GENERAL


Item 1. General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, New York

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.


      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.


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
Item 16. List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

      5. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8. Not applicable.

      9. Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of November, 2000.

                                    THE CHASE MANHATTAN BANK

                                    By  /s/ Annette M. Marsula
                                       -----------------------------------------
                                            Annette M. Marsula, Vice President


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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                 DOLLAR AMOUNTS
                          ASSETS                                                   IN MILLIONS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin .....................        $  15,412
   Interest-bearing balances ..............................................            4,593
Securities: ...............................................................
Held to maturity securities ...............................................              613
Available for sale securities .............................................           57,372
Federal funds sold and securities purchased under agreements to resell ....           29,490
Loans and lease financing receivables:
   Loans and leases, net of unearned income .....  $ 142,368
   Less: Allowance for loan and lease losses ....      2,227
   Less: Allocated transfer risk reserve ........          0
                                                   ---------
   Loans and leases, net of unearned income, allowance, and reserve .......          140,141
Trading Assets ............................................................           48,079
Premises and fixed assets (including capitalized leases) ..................            3,447
Other real estate owned ...................................................               27
Investments in unconsolidated subsidiaries and associated companies .......              259
Customers' liability to this bank on acceptances outstanding ..............              676
Intangible assets .........................................................            3,994
Other assets ..............................................................           16,373
                                                                                   ---------
TOTAL ASSETS ..............................................................        $ 320,476
                                                                                   =========


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
                                  LIABILITIES

Deposits
   In domestic offices                                                             $ 103,433
   Noninterest-bearing                        $  42,054
   Interest-bearing                              61,379
   In foreign offices, Edge and Agreement subsidiaries and IBF's                      92,486
Noninterest-bearing                           $   5,683
   Interest-bearing                              86,803
Federal funds purchased and securities sold under agreements to repurchase            49,016
Demand notes issued to the U.S. Treasury                                                 750
Trading liabilities                                                                   32,878
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less                                       4,298
   With a remaining maturity of more than one year through three years                     0
       With a remaining maturity of more than three years                                 97
Bank's liability on acceptances executed and outstanding                                 676
Subordinated notes and debentures                                                      5,430
Other liabilities                                                                     12,129

TOTAL LIABILITIES                                                                    301,193


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                                              0
Common stock                                                                           1,211
Surplus (exclude all surplus related to preferred stock)                              11,066
Undivided profits and capital reserves                                                 8,165
Net unrealized holding gains (losses) on available-for-sale securities                (1,175)
Accumulated net gains (losses) on cash flow hedges                                         0
Cumulative foreign currency translation adjustments                                       16
TOTAL EQUITY CAPITAL                                                                  19,283
                                                                                   ---------

TOTAL LIABILITIES AND EQUITY CAPITAL                                               $ 320,476
                                                                                   =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                           WILLIAM B. HARRISON, JR. )
                           JOHN R. STAFFORD         )DIRECTORS
                           M. ANTHONY BURNS         )


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